Exhibit 99.(13)(l)

SCHEDULE A

LIST OF FUNDS

THIS SCHEDULE A, amended and restated effective as of September 6, 2012 is Schedule A to that certain ClearSkySM State Filing Services Agreement effective as of December 5, 2011 by and between each of Touchstone Funds Group Trust, Touchstone Strategic Trust, Touchstone Investment Trust, Touchstone Tax-Free Trust, Touchstone Variable Series Trust, and Touchstone Institutional Funds Trust and BNY Mellon Investment Servicing (US) Inc.

Fund Name	Portfolio

Touchstone Strategic Trust

Touchstone Diversified Small Cap Growth Fund
Touchstone Growth Opportunities Fund
Touchstone Large Cap Growth Fund
Touchstone Mid Cap Growth Fund
Touchstone Balanced Allocation Fund
Touchstone Conservative Allocation Fund
Touchstone Growth Allocation Fund
Touchstone Moderate Growth Allocation Fund
Touchstone Capital Growth Fund
Touchstone Dynamic Equity Fund
Touchstone Emerging Growth Fund
Touchstone Focused Fund
Touchstone International Equity Fund
Touchstone International Small Cap Fund
Touchstone Mid Cap Value Opportunities Fund
Touchstone Small Cap Value Opportunities Fund
Touchstone U.S. Long/Short Fund
Touchstone Value Fund
Touchstone International Value Fund
Touchstone Micro Cap Value Fund
Touchstone Small Company Value Fund
Touchstone Strategic Income Fund

Touchstone Tax-Free Trust	Touchstone Ohio Tax-Free Bond Fund Touchstone Ohio Tax-Free Money Market Fund* Touchstone Tax-Free Money Market Fund*

Touchstone Investment Trust	Touchstone Core Bond Fund Touchstone High Yield Fund Touchstone Institutional Money Market Fund* Touchstone Money Market Fund*

Touchstone Institutional Funds Trust	Touchstone Sands Capital Institutional Growth Fund

Touchstone Variable Series Trust

Touchstone VT Baron Small Cap Growth Fund
Touchstone VT Core Bond Fund
Touchstone VT High Yield Fund
Touchstone VT Large Cap Core Equity Fund
Touchstone VT Mid Cap Growth Fund
Touchstone VT Money Market Fund*

Touchstone VT Third Avenue Value Fund Toucshtone VT Aggressive ETF Fund Touchstone VT Conservative ETF Fund Touchstone VT Enhanced ETF Fund Touchstone VT Moderate ETF Fund

Touchstone Funds Group Trust

Touchstone Emerging Markets Equity Fund
Touchstone Emerging Markets Equity Fund II
Touchstone Focused Equity Fund
Touchstone Global Equity Fund
Touchstone Global Real Estate Fund
Touchstone International Fixed Income Fund
Touchstone Large Cap Relative Value Fund
Touchstone Market Neutral Equity Fund
Touchstone Mid Cap Fund
Touchstone Mid Cap Value Fund
Touchstone Premium Yield Equity Fund
Touchstone Sands Capital Select Growth Fund
Touchstone Short Duration Fixed Income Fund
Touchstone Small Cap Core Fund
Touchstone Small Cap Value Fund
Touchstone Total Return Bond Fund
Touchstone Ultra Short Duration Fixed Income Fund
Touchstone Merger Arbitrage Fund

IN WITNESS WHEREOF, the parties have caused this amended and restated Schedule A to be executed by their officers designated below effective as of the date and year first above written.

BNY Mellon Investment Servicing (US) Inc.		Touchstone Funds Group Trust

By:	/s/ Kevin L. Caravella	By:	/s/ Terrie Wiedenheft

Name:	Kevin L. Caravella	Name:	Terrie Wiedenheft

Title:	Managing Director	Title:	Controller and Treasurer

Date:	9/10/2012	Date:	9/4/2012

Touchstone Strategic Trust		Touchstone Investment Trust

By:	/s/ Terrie Wiedenheft	By:	/s/ Terrie Wiedenheft

Name:	Terrie Wiedenheft	Name:	Terrie Wiedenheft

Title:	Controller and Treasurer	Title:	Controller and Treasurer

Date:	9/4/2012	Date:	9/4/2012

Touchstone Tax-Free Trust		Touchstone Variable Series Trust

By:	/s/ Terrie Wiedenheft	By:	/s/ Terrie Wiedenheft

Name:	Terrie Wiedenheft	Name:	Terrie Wiedenheft

Title:	Controller and Treasurer	Title:	Controller and Treasurer

Date:	9/4/2012	Date:	9/4/2012

Touchstone Institutional Funds Trust

By:	/s/ Terrie Wiedenheft

Name:	Terrie Wiedenheft

Title:	Controller and Treasurer

Date:	9/4/2012